SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 20, 2004
Date of Report
(Date of Earliest Event Reported)

Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	1-10312	58-1134883
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia 31901
(Address of principal executive offices) (Zip Code)

(706) 649-2267
(Registrant’s telephone number, including area code)

————————————————————————
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| |	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

| |	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

| |	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

| |	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
On October 20, 2004, Synovus Financial Corp. ("Registrant") issued a press release and will hold an investor call and webcast to disclose financial results for the third quarter ended September 30, 2004. The press release and Supplemental Information for use at this investor call are attached hereto as Exhibits 99.1 and 99.2 and incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d)	C. Edward Floyd was elected as a director of Registrant on October 20, 2004 by Registrant's Board of Directors to fill a vacant board seat. Mr. Floyd was also appointed as a member of the Corporate Governance and Nominating Committee of the Board of Directors

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 20, 2004, the Board of Directors of Registrant amended Article III, Section 16 of its bylaws to increase the retirement age of directors from age 70 to age 72. The amended bylaws are attached as Exhibit 3.1.

Item 7.01	Regulation FD Disclosure. See Item 2.02 above.

Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits
	3.1 -	Bylaws, as amended
	99.1 -	Registrant's press release dated October 20, 2004
	99.2 -	Supplemental Information prepared for use with the press release

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Signature Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOTAL SYSTEM SERVICES, INC ("Registrant")

Dated: October 20, 2004	By:/s/ Kathleen Moates
Kathleen Moates Senior Deputy General Counsel

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